Exhibit 5.1

August 31, 2006

Irvine Sensors Corporation

3000 Red Hill Avenue

Costa Mesa, California 92626

Re:	Registration Statement on Form S-3 for the Resale

of an Aggregate of 5,755,186 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Irvine Sensors Corporation, a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale from time to time, by the selling stockholders named in the Registration Statement, of: (i) 77,009 shares (the “Outstanding Note Shares”) of the Company’s common stock currently issued pursuant to conversion of accrued interest under currently outstanding Series 1 senior subordinated secured convertible notes (the “Series 1 Notes”) and currently outstanding Series 2 senior subordinated secured convertible notes (the “Series 2 Notes”); (ii) up to 4,292,023 shares (the “Note Shares”) of the Company’s common stock issuable upon conversion of principal and accrued interest under the Series 1 Notes and Series 2 Notes; (iii) up to 1,346,154 shares (the “Warrant Shares”) of the Company’s common stock issuable upon exercise of currently outstanding Series 1 warrants (the “Series 1 Warrants”) and currently outstanding Series 2 warrants (the “Series 2 Warrants”); and (iv) 40,000 shares (the “Outstanding Shares”) of the Company’s common stock currently issued.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that (a) the Outstanding Shares have been duly authorized and are validly issued, fully-paid and non-assessable; (b) the Outstanding Note Shares have been duly authorized and are validly issued, fully-paid and non-assessable; (c) if, as and when the Note Shares are issued and sold upon conversion of principal and accrued interest under the Series 1 Notes and the Series 2 Notes, and the conversion price and other consideration therefor has been received, pursuant to the provisions of the Series 1 Notes and the Series 2 Notes and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable; and (d) if, as and when the Warrant Shares are issued and sold upon exercise of the Series 1 Warrants and the Series 2 Warrants, and the exercise price and other consideration therefor has been received, pursuant to the provisions of the Series 1 Warrants and the Series 2 Warrants and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the laws of the State of California and the Delaware General Corporation Law.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the securities described above.

Very truly yours,

/s/ Dorsey & Whitney LLP